UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 27, 2017

LIBERATED SYNDICATION, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55779	47-5224851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5001 Baum Boulevard, Pittsburgh, PA	15213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 621-0902

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

This Current Report on Form 8-K/A (Amendment No. 1) amends the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Liberated Syndication, Inc. (the “Company”) on January 3, 2018 (the “Original 8-K”) announcing the completion of the acquisition of all the outstanding shares of capital stock of pair Networks Inc. (the “Acquisition”).

In the Original 8-K, the Company indicated that it would file the financial information required under Item 9.01 with respect to the Acquisition within 71 days of the due date of the Original 8-K, as permitted by the SEC rules.  The Company is now filing this Amendment No. 1 to include the required interim financial statements as a result of the completion of the Acquisition. Except as indicated above and below, all other information in the Original 8-K remains unchanged.

Item 9.01. Financial Statements and Exhibits .

(a)	Financial Statements of Business Acquired.

Unaudited condensed consolidated financial statements of pair Networks Inc. for the nine months ended September 30, 2017.

(d)
Exhibits

Exhibit No.	Description

99.1	Unaudited condensed consolidated financial statements of pair Networks Inc. for the nine months ended September 30, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATED SYNDICATION, INC.

Date: March 21, 2018	By:	/s/ John Busshaus
John Busshaus
Chief Financial Officer

LIBERATED SYNDICATION, INC.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited condensed consolidated financial statement of pair Networks Inc. for the nine months ended September 30, 2017.